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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                              1-12297                      22-3086739
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
 of incorporation)                                          Identification No.)



375 Park Avenue, New York, New York                                  10152
(Address of principal executive offices)                           (Zip Code)



                                 (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5. Other Events.
        -------------
          On March 6, 1997, United Auto Group, Inc. (the "Company") signed a definitive agreement to acquire Marshall Mize Ford, Inc., located in Chattanooga, Tennessee, and Wade Ford, Inc. and Wade Ford Buford, Inc. located in the Atlanta, Georgia suburbs of Smyrna and Buford, respectively. The aggregate consideration for the acquisitions is approximately $23 million.

          On March 7, 1997, Marshall S. Cogan was appointed Chairman of the Board and Chief Executive Officer of the Company, effective April 17, 1997, the date of the Company's annual meeting. Mr. Cogan is the Company's founder, Vice Chairman and Chairman of the Executive Committee. He succeeds Carl Spielvogel, who has resigned.

          For more information, please see the Company's press releases filed as exhibits hereto, which are incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

          (a)  Financial Statements of Businesses Acquired:  N/A
               -------------------------------------------

          (b)  Pro Forma Financial Information:  N/A
               -------------------------------

          (c)  Exhibits:
               ---------

               99.1 Press Release relating to the acquisitions of Marshall Mize Ford, Inc., Wade Ford, Inc. and Wade Ford Buford, Inc. issued March 6, 1997.

               99.2 Press Release relating to the appointment of Marshall S. Cogan as Chairman of the Board and Chief Executive Officer, issued March 7, 1997.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     UNITED AUTO GROUP, INC.



DATE: March 10, 1997                        By:      /s/ Robert H. Nelson
                                               --------------------------
                                                   Robert H. Nelson
                                                   Executive Vice President and
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit No.         Document
----------          --------

99.1 Press Release relating to the acquisitions of Marshall Mize Ford, Inc., Wade Ford, Inc. and Wade Ford Buford, Inc. issued March 6, 1997.


99.2 Press Release relating to the election of Marshall S. Cogan as Chairman of the Board and Chief Executive Officer March 7, 1997.




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